UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

Curaxis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-150937	26-1919261
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4819 Emperor Blvd., Suite 400
Durham, NC 27703
(Address of principal executive offices)

(919) 313-4930
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 17, 2010, Curaxis Pharmaceutical Corporation (the “Company”) withdrew its registration statement on Form S-1 related to the Equity Credit Agreement entered into on September 16, 2010, by and between the Company and Southridge Partners II, LP (“Southridge”) (the “Equity Credit Agreement”).  The Company and Southridge are currently amending certain terms of the Equity Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAXIS PHARMACEUTICAL CORPORATION

Date: November 19, 2010	By:	/s/ Patrick S. Smith
Patrick S. Smith
Chief Executive Officer